Exhibit 99.1

OFFICE OF THE COMMISSIONER OF INSURANCE In the matter of Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation,	STATE OF WISCONSIN STIPULATION AND ORDER Case No. 12-C35029

Respondents.

WHEREAS, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (the Respondents), are subject to the jurisdiction and control of the Office of the Commissioner of Insurance (the Commissioner) in the state of Wisconsin; and

WHEREAS, anticipating that Respondent Mortgage Guaranty Insurance Corporation would not in the future meet applicable state regulatory requirements for maintaining a minimum policyholders position (MPP) necessary to continue to write new business, Respondents, pursuant to the requirements of s. 617.21, Wis. Stat., and s. Ins 40.04 (2) (a), (c ), (d), and (e), Wis. Adm. Code, filed a Form D, “Prior Notice of a Transaction”, dated July 6, 2009, wherein they proposed that Respondent MGIC Indemnity Corporation replace Respondent Mortgage Guaranty Insurance Corporation as the sole direct writer of mortgage guaranty insurance within the MGIC Investment Corporation Group (the Reactivation Plan); and

WHEREAS, the Reactivation Plan was subsequently modified to provide, among other things, that Respondent MGIC Indemnity Corporation will write new business only in jurisdictions where Respondent Mortgage Guaranty Insurance Corporation does not meet minimum regulatory capital requirements to write new business and does not obtain appropriate waivers of those requirements; and

WHEREAS, in accordance with the revised Reactivation Plan Respondent Mortgage Guaranty Insurance Corporation contributed to Respondent MGIC Indemnity Corporation $200 million in 2009 and $200 million dollars received from its parent, MGIC Investment Corporation, in January 2012 in accordance with the Stipulation and Order in the Matter of Case No. 11-C33951; and

WHEREAS, in August 2012, Respondent MGIC Indemnity Corporation began writing new insurance policies in accordance with the revised Reactivation Plan and through September 30, 2012 Respondent MGIC Indemnity Corporation has new insurance written of $587 million; and

WHEREAS, since 2009, Respondent MGIC Indemnity Corporation has paid no dividends or other distributions to Respondent Mortgage Guaranty Insurance Corporation; and

WHEREAS, the Commissioner and the Respondents intend to ensure that the respective policyholders and claimants of the Respondents are treated fairly and equitably under the revised Reactivation Plan; and

WHEREAS, the Respondents recognize and acknowledge the Commissioner’s existing authority to administer and enforce the insurance laws of Wisconsin under Chapter 601, Wis. Stat., to regulate insurance holding companies and intercompany transactions, including dividends and distributions, under Chapter 617, Wis. Stat., and to take extraordinary remedial action under Chapter 645, Wis. Stat.; and

Stipulation and Order
Case No. 12-C35029

WHEREAS, pursuant to the Stipulation and Order in the Matter of Case No. 09C32277, the Stipulation and Order in the Matter of Case No, 09-C32599, and the Stipulation and Order in the Matter of Case No, 11-C33951, the Commissioner and the Respondents have agreed to certain terms and conditions with respect to the Commissioner’s non-disapproval of the revised Reactivation Plan in order to enhance the Commissioner’s ability to monitor the implementation of the revised Reactivation Plan and to take action to ensure that Respondents’ surplus remains reasonable in relation to their outstanding liabilities and adequate to their financial needs in such implementation; and

WHEREAS, the Commissioner and the Respondents have agreed to certain additional terms and conditions in relation to the revised Reactivation Plan, as set forth herein.

NOW, THEREFORE, the Respondents and the Commissioner do agree and stipulate to the following terms and conditions:

(1) The Commissioner shall conduct a review of Respondent Mortgage Guaranty Insurance Corporation pursuant to the terms of paragraph two in the event that:

(A)	a financial examination by the Commissioner determines that the financial condition of Respondent Mortgage Guaranty Insurance Corporation is such that there is a reasonable probability that Respondent Mortgage Guaranty Insurance Corporation will be unable to honor its obligation to pay policyholders in full in cash as and when due under the terms of its policies, certificates, and endorsements, at any time in the five years after the examination, whether or not the Commissioner has issued any order, plan or stipulation in this regard; or

(B)	Respondent Mortgage Guaranty Insurance Corporation fails to honor its payment obligations, in whole or in part, in cash, as and when due, for claims that it in good faith views as valid and permitted under the terms of its policies, certificates, and endorsements, whether or not such failure, in whole or in part to pay claims was pursuant to a deferred payment order issued by the Commissioner or otherwise (hereinafter the “Determination Date”).

(2) The review referred to in paragraph one shall quantify the maximum single dividend that Respondent MGIC Indemnity Corporation could prudently pay to Respondent Mortgage Guaranty Insurance Corporation for the benefit of the policyholders of Respondent Mortgage Guaranty Insurance Corporation. Said review shall take account of the interests of the policyholders of Respondent MGIC Indemnity Corporation and the general public, and the other standards for dividends imposed by law as set forth in Wis. Stat. §§ 611.69, 617.22 and 617.225 and Wis. Adm. Code Ins § 40.18, including the relevant financial circumstances of Respondent MGIC Indemnity Corporation at the time of the dividend. The review shall be concluded within 60 days of the Determination Date. Upon the completion of such review, the Commissioner will authorize and Respondent MGIC Indemnity Corporation shall declare and pay said maximum single dividend to Respondent Mortgage Guaranty Insurance Corporation within 30 days.

(3) In the event of any liquidation or rehabilitation proceeding involving the Respondents, the Commissioner will not treat the direct or beneficial claims of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation any differently

Stipulation and Order
Case No. 12-C35029

than any other actual or potential claimant in the same applicable class in the order of distribution pursuant to Wis. Stat. §645.68.

(4) In all circumstances under which the Commissioner retains the authority or responsibility to review and/or approve actions taken or to be taken in furtherance of this Stipulation and Order, Respondents shall jointly and severally provide for compensation, indemnification and payment for services, including external professional advice that the Commissioner deems necessary or desirable, in the Commissioner’s sole discretion.

(5) For purposes of this Stipulation and Order, the application of the Wisconsin Statutes and the Wisconsin Administrative Code is not modified except as may be explicitly stated herein.

(6) The Respondent and the Commissioner agree that this Stipulation and Order is not being entered in consequence of any violation of law or for the purpose of imposing a penalty or a course of remedial action, but rather to facilitate the Respondents’ efforts to continue their operations in an orderly manner consistent with the public interest.

(7) The Respondents consent to this Order and agree that this Stipulation is made without reservation and constitutes a waiver of rights including a hearing, confrontation and cross-examination of witnesses, production of evidence, a motion for costs, and judicial review. The Commissioner may enforce this Stipulation and Order.

November 29, 2012	/s/ Rebecca L. Easland

Date	Rebecca L. Easland, Director Bureau of Financial Analysis and Examinations Office of the Commissioner of Insurance
November 28, 2012	/s/ Curt S. Culver

Date	Curt S. Culver Chairman and Chief Executive Officer Mortgage Guaranty Insurance Corporation MGIC Indemnity Corporation

ORDER

NOW, THEREFORE, based upon consideration of the Stipulation in this matter, I hereby order that:

(8) The Respondents shall comply with their agreements as recited in this Stipulation.

Stipulation and Order
Case No. 12-C35029

(9) Any report provided to the Commissioner or demanded by the Commissioner pursuant to this Stipulation and Order shall be required under s. 601.42, Wis. Stat., and under this Stipulation and Order.

(10) This Order shall continue until December 31, 2013, unless modified, extended, or terminated by the Commissioner, with written notice to the Respondents.

Dated at Madison, Wisconsin, this 29th day of November, 2012.

\s\ Theodore K. Nickel

Theodore K. Nickel
Commissioner of Insurance